UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.
Underwriting Agreement
On March 11, 2014, Summit Midstream Partners, LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Summit Midstream GP, LLC (the “General Partner”), Summit Midstream Holdings, LLC (the “Operating Company,” and together with the Partnership and the General Partner, the “Partnership Parties”), Summit Midstream Partners Holdings, LLC (the “Selling Unitholder”) and Barclays Capital Inc., as the representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) (i) by the Partnership of 5,300,000 common units representing limited partner interests in the Partnership (“Common Units”) and (ii) by the Selling Unitholder of 3,700,000 Common Units, at a price to the public of $38.7500 per Common Unit ($37.4325 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Selling Unitholder also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,350,000 Common Units, if any, on the same terms. On March 12, 2014, the Underwriters exercised in full their option to purchase the additional 1,350,000 Common Units.
The material terms of the Offering are described in a prospectus, dated March 11, 2014 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on March 12, 2014, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-191493), which was declared effective by the Commission on November 8, 2013. Certain legal opinions relating to the Offering are filed herewith as Exhibits 5.1 and 8.1.
The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and the Selling Unitholder, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The Offering closed on March 17, 2014. The Partnership received net proceeds (after deducting underwriting discounts and commissions, but before paying offering expenses payable by the Partnership) from the Offering of approximately $198.4 million. The Partnership also received an approximate $4.2 million capital contribution from the General Partner to maintain the General Partner’s 2.0% general partner interest. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units (i) to fund a portion of the purchase price of Red Rock Gathering Company, LLC, (the “Red Rock Acquisition”); or (ii) if the Red Rock Acquisition does not close, for general partnership purposes.
The Partnership will not receive any of the proceeds from the Common Units sold by the Selling Unitholder.
As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Selling Unitholder, the Partnership Parties and their respective affiliates for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 15, 2014, our Board granted 134,547 phantom units with distribution equivalent rights to certain key employees that provide services to us, including executive officers, pursuant to the 2012 Long-Term Incentive Plan (the "LTIP"). Of the employee phantom unit grants, 28,369 were granted to Mr. Newby; 14,776 were granted to Mr. Harrison; and 14,185 phantom units were granted to Mr. Degeyter.
The phantom units granted to the named executive officers in March 2014 vest ratably over a three-year period, subject to accelerated vesting on the occurrence of any of the following events: (i) a termination of the officer's employment other than for cause, (ii) a termination of the officer's employment by the officer for good reason (as defined in the officer's employment agreement), (iii) a termination of the officer's employment by reason of the officer's death or disability or (iv) a Change in Control (as defined in the applicable award agreement). Messrs. Newby, Harrison and Degeyter received distribution equivalent rights for each phantom unit, providing for a lump sum cash amount equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting of such units. A form of the award agreement pursuant to which these phantom units were granted is filed as exhibit 10.1 hereto.
Item 7.01 Regulation FD Disclosure.
On March 17, 2014, the Partnership issued a press release announcing that it had closed the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 11, 2014, among the Partnership, the General Partner, the Operating Company, the Selling Unitholder and the Underwriters named therein
5.1	Opinion of Latham & Watkins LLP
8.1	Opinion of Latham & Watkins LLP relating to tax matters
10.1	Summit Midstream Partners, LP 2012 Long-Term Incentive Plan Phantom Unit Agreement
23.1	Consents of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1)
99.1	Press Release dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: March 17, 2014	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 11, 2014, among the Partnership, the General Partner, the Operating Company, the Selling Unitholder and the Underwriters named therein
5.1	Opinion of Latham & Watkins LLP
8.1	Opinion of Latham & Watkins LLP relating to tax matters
10.1	Summit Midstream Partners, LP 2012 Long-Term Incentive Plan Phantom Unit Agreement
23.1	Consents of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1)
99.1	Press Release dated March 17, 2014

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